                                                                     EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                              THREE MONTHS ENDED SEPTEMBER 30,
                                                   1998              1997
                                               ------------      ------------
Net income from continuing operations            53,153,000        73,693,000
Discontinued operations of Waddell &
 Reed:
  Net income from operations                     13,924,000        19,281,000
  Loss on disposal                              (52,531,000)                0
                                               ------------      ------------
Net income before extraordinary items            14,546,000        92,974,000
Loss on redemption of debt                                0                 0
                                               ------------      ------------
Net income                                       14,546,000        92,974,000
                                               ============      ============

Basic weighted average shares and
 common stock equivalents outstanding           140,262,269       138,475,521

Diluted weighted average shares and
 common stock equivalents outstanding           141,485,008       141,290,584

Basic earnings per share:
Net income from continuing operations          $       0.38      $       0.53
Discontinued operations of Waddell &
 Reed:
  Net income from operations                   $       0.10      $       0.14
  Loss on disposal                             $      (0.38)     $       0.00
                                               ------------      ------------
Net income before extraordinary items          $       0.10      $       0.67
Loss on redemption of debt                     $       0.00      $       0.00
                                               ------------      ------------
Net income                                     $       0.10      $       0.67
                                               ============      ============
Diluted earnings per share:
Net income from continuing operations          $       0.38      $       0.52
Discontinued operations of Waddell &
 Reed:
  Net income from operations                   $       0.10      $       0.14
  Loss on disposal                             $      (0.38)     $       0.00
                                               ------------      ------------
Net income before extraordinary items          $       0.10      $       0.66
Loss on redemption of debt                     $       0.00      $       0.00
                                               ------------      ------------
Net income                                     $       0.10      $       0.66
                                               ============      ============

                         (Continued on following page)

EXHIBIT 11.  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (CONTINUED)

                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                   1998              1997
                                               ------------      ------------
Net income from continuing operations           184,187,000       187,837,000
Discontinued operations of Waddell &
 Reed:
  Net income from operations                     43,912,000        57,055,000
  Loss on disposal                              (52,531,000)                0
                                               ------------      ------------
Net income before extraordinary items           175,568,000       244,892,000
Loss on redemption of debt                       (4,962,000)                0
                                               ------------      ------------
Net income                                      170,606,000       244,892,000
                                               ============      ============

Basic weighted average shares and
 common stock equivalents outstanding           140,242,436       138,921,044

Diluted weighted average shares and
 common stock equivalents outstanding           141,664,915       141,381,805

Basic earnings per share:
Net income from continuing operations          $       1.31      $       1.35
Discontinued operations of Waddell &
 Reed:
  Net income from operations                   $       0.31      $       0.41
  Loss on disposal                             $      (0.37)     $       0.00
                                               ------------      ------------
Net income before extraordinary items          $       1.25      $       1.76
Loss on redemption of debt                     $      (0.03)     $       0.00
                                               ------------      ------------
Net income                                     $       1.22      $       1.76
                                               ============      ============
Diluted earnings per share:
Net income from continuing operations          $       1.30      $       1.33
Discontinued operations of Waddell &
 Reed:
  Net income from operations                   $       0.31      $       0.40
  Loss on disposal                             $      (0.37)     $       0.00
                                               ------------      ------------
Net income before extraordinary items          $       1.24      $       1.73
Loss on redemption of debt                     $      (0.04)     $       0.00
                                               ------------      ------------
Net income                                     $       1.20      $       1.73
                                               ============      ============